Exhibit 10.28

ISLE OF CAPRI CASINOS, INC.

AMENDED AND RESTATED 2009 LONG TERM STOCK INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

Participant:

Award grant date (“Grant Date”):

Number of shares subject to this Award:	(Threshold Level)
(Target Level)
(Maximum Level)

THIS PERFORMANCE STOCK UNIT AGREEMENT (this “Award Agreement”), dated as of the Grant Date specified above, by and between Isle of Capri Casinos, Inc. (the “Company”) and the Participant, is entered into pursuant to the Isle of Capri Casinos, Inc. Amended and Restated 2009 Long Term Stock Incentive Plan (as the same may be amended, restated, supplemented and otherwise modified from time to time, the “Plan”).  This Award Agreement is subject to the terms and conditions of the Plan.

1.             Defined Terms.  All capitalized terms not otherwise defined in the text of this Award Agreement have the meanings attributed to them in the Plan.  Certain other terms are defined in Section 8 or Appendix A hereto, which is incorporated into and forms a part of this Award Agreement.

2.             Grant of Performance Stock Units.  Subject to the terms and conditions of the Plan and this Award Agreement, the Company hereby grants to the Participant a Full Value Award under the Plan in the form of performance stock units (the “Performance Stock Units”).  The threshold, target and maximum number of Performance Stock Units that may become Earned Performance Stock Units (as defined in Section 3(a)) based on the level of satisfaction of the Performance Measure is indicated above.  Each Performance Stock Unit represents the right to receive one share of Stock (or its cash equivalent as described herein) upon the terms and conditions of this Award Agreement.  Each Performance Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms and conditions of the Plan and this Award Agreement, a share of Stock (or its cash equivalent) as described in Sections 3 and 4 hereof.

3.             Earning and Vesting of Performance Stock Units.

(a)                                 General Rules.  The number of Performance Stock Units that become earned and vested in accordance with this Award Agreement shall be referred to as “Earned Performance Stock Units”.  Subject to the terms and conditions of this Award Agreement, provided that the Participant’s Termination Date has not occurred prior to the Measurement Date then, as of the Measurement Date, the Performance Stock Units that shall become Earned Performance Units shall be determined in accordance with Appendix A hereto based on satisfaction of the

Performance Measure.  The number of Performance Stock Units that may become Earned Performance Stock Units based on the level of satisfaction of the Performance Measure may be zero.  Except as otherwise provided by the Committee or this Award Agreement, if the Participant’s Termination Date occurs for any reason prior to the Measurement Date, all Performance Stock Units (including any Change in Control Performance Stock Units (as defined in paragraph 3(c)) shall be forfeited, none of the Performance Stock Units (including any Change in Control Performance Stock Units) shall become Earned Performance Stock Units, and the Participant shall have no rights under or with respect thereto.

(b)                                 Special Rules for Termination Date Occurring Prior to the Measurement Date. Notwithstanding the provisions of paragraph 3(a) (but subject to the provisions of paragraph 3(c)), in the event the Participant’s Termination Date occurs prior to the Measurement Date on account of:

(i)                                   the Participant’s (A) Disability or (B) death, then the number of Performance Stock Units that shall be Earned Performance Stock Units shall be the number determined as of the Measurement Date in accordance with paragraph 3(a) as if the Participant’s Termination Date did not occur prior to the Measurement Date; or

(ii)                                the Participant’s Retirement, then the number of Performance Stock Units that shall be Earned Performance Stock Units shall be the number determined as of the Measurement Date in accordance with paragraph 3(a) as if the Participant’s Termination Date did not occur prior to the Measurement Date multiplied by a fraction (A) the numerator of which is the number of full months from the Grant Date through the Participant’s Termination Date due to Retirement and (B) the denominator of which is 36; provided, however, that this subparagraph (ii) shall apply only if, from the Grant Date through the Measurement Date, the Participant complies with any restrictive covenants contained in an agreement between the Participant and the Company or any of its Affiliates (“Restrictive Covenants”).

(c)                                  Change in Control.  The treatment of the Award in the event of a Change in Control shall be governed by the terms of the Plan, subject to the following:

(i)                                   The number of Performance Stock Units that may become Earned Performance Stock Units shall be determined as of the date of the Change in Control, without regard to satisfaction of the Performance Measure, and shall be equal to the target level number of Performance Stock Units (the “Change in Control Performance Stock Units”). The Change in Control Performance Stock Units shall become Earned Performance Stock Units on the Measurement Date provided that the Participant’s Termination Date has not occurred prior to the Measurement Date.

(ii)                                  Notwithstanding the provisions of subparagraph (i), if the Participant’s Termination Date occurs on or after the date of the Change in Control and prior to the Measurement Date, on account of:

(A)                               the Participant’s (I) Disability or (II) death, then the number of Change in Control Performance Stock Units that shall be Earned Performance Stock Units shall be the total number of Change in Control Performance Stock Units; or

(B)                               the Participant’s Retirement or a Qualifying Termination, then the number of Change in Control Performance Stock Units that shall be Earned Performance Stock Units shall be equal to the total number of Change in Control Performance Stock Units multiplied by a fraction (I) the numerator of which is the number of full months from the Grant Date through the Participant’s Termination Date due to Retirement or a Qualifying Termination, as applicable, and (II) the denominator of which is 36; provided, however, that this clause (B) shall apply only if the Participant complies with any Restrictive Covenants from the Grant Date through the Measurement Date.

(d)                                 Limitations.  In no event shall any of the Performance Stock Units be earned prior to the Measurement Date except as provided in Section 3(c).  In no event shall the number of Earned Performance Stock Units (or cash equivalent thereof) exceed the maximum number (or amount) permitted under the Plan or the maximum number of Performance Share Units (or cash equivalent thereof) granted to the Participant pursuant to this Award Agreement.

4.             Settlement of Earned Performance Stock Units.  The Participant shall be entitled only to payment (whether in shares of Stock or the cash equivalent thereof) with respect to Earned Performance Stock Units.  The settlement of the Earned Performance Stock Units shall occur within 90 days following the Measurement Date and the date on which settlement occurs is referred to as the “Settlement Date”; provided, however, that if the Participant’s Termination Date occurs on account of death on or after the date of a Change in Control, settlement shall occur within 30 days after the Participant’s death and the Settlement Date shall be the date of the Participant’s death.  Settlement of the Earned Performance Stock Units on the Settlement Date shall be made, in the sole discretion of the Committee, in (a) the form of shares of Stock (with one share of Stock distributed for each Earned Performance Stock Unit and cash equal in value to any fractional Earned Performance Stock Unit) registered in the name of the Participant, (b) a lump sum cash payment equal to the value of the number of shares determined under paragraph (a), or (c) a combination of the payment forms described in paragraphs (a) and (b).

5.             Withholding.  As a condition precedent to the issuance, transfer or vesting of the Performance Stock Units (or Earned Performance Stock Units) or any shares of Stock (or cash) in settlement thereof, any federal, state or local withholding tax obligations that may arise shall be satisfied through the surrender of Stock or cash to which the Participant is otherwise entitled pursuant to this Award Agreement unless otherwise specifically agreed by the Company;

provided, however, that in no event will the number of shares of Stock (or the amount of cash) surrendered exceed the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

6.             Certificates.  To the extent that the Plan or this Award Agreement provides for issuance of certificates to reflect the settlement of the Earned Performance Stock Units, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any securities exchange or similar entity.

7.             Miscellaneous.

(a)                                 Administration.  The authority to administer and interpret the Award Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the Award Agreement as it has with respect to the Plan.  Any interpretation of the Award Agreement by the Committee and any decision made by it with respect to the Award Agreement is final and binding on all persons.

(b)                                 Nontransferability.  This Award Agreement, the Participant’s rights hereunder, and the Performance Stock Units are not transferable by the Participant, except as provided in the Plan.

(c)                                  Securities Law Requirements.  Notwithstanding any other provision of this Award Agreement, the Company shall have no liability to make any distribution of Stock under this Award Agreement unless such delivery or distribution would comply with all applicable laws.  In particular, no shares will be delivered to a Participant unless, at the time of delivery, the shares qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.

(d)                                 Notices.  Any written notices provided for in this Award Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt.  Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office. A party may change its notice information set forth above by giving the other party proper notice of the change, but a change to such notice information is only effective when it is actually received.

(e)                                  Lock-Up Period. The Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Participant shall not sell or otherwise transfer any Stock or other securities of the Company during the 180-day period, or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company

(the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

(f)                                   Successors and Assigns.  This Award Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any benefits deliverable to the Participant under this Award Agreement have not been delivered at the time of the Participant’s death, such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Award Agreement and the Plan.

(g)                                  Severability.  The terms or conditions of this Award Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

(h)                                 No Rights to Continued Service; No Rights as Stockholder.  The grant of the Performance Stock Units does not constitute a contract of employment or continued service, and the grant of the Performance Stock Units shall not give the Participant the right to be retained in the employ or service of the Company or any of its Affiliates, nor any right or claim to any benefit under the Plan or the Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and the Award Agreement.  The Participant and the Participant’s beneficiary shall not have any rights with respect to Stock (including voting rights) issuable upon settlement of the Performance Stock Units prior to the date on which the shares of Stock are registered in the name of the Participant.

(i)                                     Adjustments to Shares. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the Award to preserve the benefits or potential benefits thereof by adjusting the number and kind of shares subject to the Award.   Nothing herein is intended to limit the Committee’s discretion to make adjustments pursuant to the terms of Section 4.3 of the Plan (or any successor thereto).

(j)                                    Governing Law.  The grant of the Performance Stock Units and the provisions of this Award Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the

Plan. For purposes of litigating any dispute that arises under this grant or this Award Agreement the parties hereby submit to and consent to the exclusive jurisdiction of the State of Missouri and agree that such litigation shall be conducted in the courts of St. Louis County, Missouri, or the federal courts for the Eastern District of Missouri, where this grant is made and/or to be performed.

(k)                                 Amendment.  This Award Agreement may be amended in accordance with the terms of the Plan and may otherwise be amended by written agreement of the Participant and the Company, without the consent of any other person.  Notwithstanding the foregoing, in the event of a Change in Control that constitutes a change in control event within the meaning of Code Section 409A (as defined in paragraph (m) below), the Company, in its sole discretion, may treat all Change in Control Performance Stock Units as Earned Performance Stock Units and may settle such Earned Performance Stock Units in a lump sum in accordance with Treas. Reg. 1.409A-3((j)(ix)(B) (relating to terminations and liquidations in connection with Code Section 409A events).

(l)                                     Entire Agreement.  The Plan and this Award Agreement constitute all of the terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, including but not limited the Employment Agreement.  By accepting this Award, the Participant specifically agrees to the foregoing and agrees that, to the extent that any term or provision of this Award Agreement is inconsistent with the Employment Agreement, the terms of this Award Agreement constitute an amendment of the Employment Agreement.

(m)                             Special Section 409A Rules.  It is intended that any amounts payable under this Award Agreement shall either be exempt from or comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued thereunder (“Code Section 409A”) so as not to subject the Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A and any ambiguities herein will be interpreted to so comply.  Neither the Company nor any of its Affiliates, however, makes any representation regarding the tax consequences of this Award.  Notwithstanding any other provision of this Award Agreement to the contrary, if any payment or benefit hereunder is subject to Code Section 409A, and if such payment or benefit is to be paid or provided on account of the Participant’s Termination Date (or other separation from service or termination of employment):

(i)                                   and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s separation from service; and

(ii)                                the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of Code Section 409A and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

8.             Defined Terms.  The following capitalized terms used herein shall have the following meanings:

(a)                                 “Cause” shall have the meaning set forth in the Plan, without regard to when the Participant’s Termination Date occurs.

(b)                                 “Designated Beneficiary” means the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant under this Award Agreement shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under this Award Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

(c)                                  “Disability” means a medically-determinable physical or mental impairment that can be expected to result in the Participant’s death or to last for a continuous period of at least twelve months, and, as a result thereof, the Participant (A) is unable to engage in any substantial gainful employment, or (B) has been receiving benefits under the Company’s separate long-term disability plan for a period of at least three months.  The Committee shall certify whether the Participant has a Disability.

(d)                                 “Employment Agreement” means, if applicable as of any date, the employment agreement between the Participant and the Company or any of its Affiliates, as then in effect.

(e)                                  “Measurement Date” means April 29, 2018.

(f)                                   “Performance Measure” means the performance measure set forth in Appendix A hereto.

(g)                                  “Retirement” means termination of the Participant’s employment with the Company and its Affiliates (other than for Cause) more than nine months after the Grant Date and provided that, upon the Termination Date, the Participant has (i) attained at least age 65 and (ii) completed at least ten years of service with the Company and its Affiliates.

(h)                                 “Termination Date” means the date on which the Participant’s employment with the Company and all of its Affiliates terminates for any reason.

[The next page is the signature page.

IN WITNESS WHEREOF, the parties have caused this Performance Stock Unit Agreement to be executed as of the Grant Date.

PARTICIPANT	ISLE OF CAPRI CASINOS, INC.

By:
Name:	Name:
Its: